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Holland & Knight LLP | www.hklaw.com

January 29, 2016

VIA EDGAR

Securities and Exchange Commission Public Filing Desk 100 F Street, N.E. Washington, D.C. 20549
Re:            Forefront Income Trust, File No. 333-195106

Ladies and Gentlemen:

As counsel to the Forefront Income Trust (the "Trust"), we hereby consent to the use of our name in connection with the filing of  Post-Effective Amendment No. 1 to its Registration Statement on Form N-2 pursuant to Rule 486(b) of the Securities Act of 1933, as amended.

If you have any questions concerning this consent, please contact Terrence Davis at 404.817.8531.

Sincerely,

/s/ Holland & Knight LLP

Holland & Knight LLP